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                                                                     EXHIBIT 5.1


                               September 20, 1996

Immusol, Inc.
3050 Science Park Road
San Diego, California 92121

      Re:   3,000,000 Shares of Common Stock of Immusol, Inc.

Ladies and Gentlemen:

      We have acted as counsel to Immusol, Inc., a California corporation (the "Company"), in connection with the proposed issuance and sale by the Company of 3,000,000 shares of the Company's Common Stock (the "Shares"), pursuant to the Company's Registration Statement on Form S-1 filed on July 3, 1996, as amended by Amendment No. 1 filed on July 8, 1996, Amendment No. 2 filed on August 20, 1996, Amendment No. 3 filed on September 20, 1996, and the 462(b) Registration Statement filed in September 1996 (the "Registration Statement").

      In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Articles of Incorporation, as amended, the further amendment and restatement of the Amended and Restated Articles of Incorporation which the Registration Statement contemplates will be filed before the sale and issuance of the shares, the Company's bylaws, and originals, or copies certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

      On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, if, as and when sold and issued in accordance with the Registration Statement and Prospectus (as amended and supplemented through the date of issuance), will be validly issued, fully paid and nonassessable.

      We consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and related Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    BROBECK, PHLEGER & HARRISON LLP